                                                               EXHIBIT 23.12


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement jointly filed by HFS Incorporated and PHH Corporation and to the incorporation by reference therein of our report dated February 23, 1996 (except Notes 9-11, as to which the date is February 7, 1997), with respect to the combined financial statements of Resort Condominiums International, Inc., its affiliates and subsidiaries for the year ended December 31, 1995, included in the Current Report on Form 8-K/A of HFS Incorporated dated March 27, 1997, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP
                                        -----------------------
                                             ERNST & YOUNG LLP

March 21, 1997
Indianapolis, Indiana